                        ADMINISTRATIVE SERVICES AGREEMENT


          THIS AGREEMENT, entered into as of the     day of            , 1996,
by and between Axel Johnson Inc., a Delaware corporation, with its principal place of business at 300 Atlantic Street, Stamford, Connecticut 06901-3530, ("AJI") and Larscom Incorporated, a Delaware corporation, with its principal place of business at 4600 Patrick Henry, Santa Clara, California 95054, ("Larscom"), (AJI and Larscom are at times referred to herein individually as "Party" and collectively as "Parties");

          Subject to the terms, conditions, covenants and provisions of this Agreement, AJI and Larscom mutually covenant and agree as follows:

                                   ARTICLE 1.
                                SERVICES PROVIDED

          1.01 ADMINISTRATIVE AND SUPPORT SERVICES. During the term of this Agreement upon the terms and subject to the conditions set forth in this Agreement, AJI will provide to Larscom each of those administrative and support services listed in Exhibit A, which is attached to and made part of this Agreement, (hereinafter referred to individually as a "Support Service", and collectively as the "Support Services").

          1.02 PERSONNEL. (a) In providing the Support Services, AJI, as it deems necessary or appropriate in its discretion, may (i) use such personnel of AJI or its affiliates, and (ii) utilize the services of third parties to the extent such third party services are routinely utilized to provide similar services to other AJI businesses or are reasonably necessary for the efficient performance of any of such Support Services; provided, however, that if Larscom is not satisfied with the quality or level of such Support Services, Larscom may notify AJI and the Parties shall promptly attempt to resolve Larscom's concerns in good faith.

          (b) Larscom agrees that it will cooperate with AJI in the provision of the Support Services.

          1.03 LEVEL OF SUPPORT SERVICES. (a) AJI shall perform the Support Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own other affiliates, subsidiaries or divisions. Nothing in this Agreement shall require AJI to favor Larscom's business over the businesses of any of its other affiliates, subsidiaries nor divisions.

          (b) Unless otherwise specifically set forth in Exhibit A or by AJI's prior written consent, it is the intention of the Parties that Larscom's use of any Support Service that Larscom elects to use shall not be higher than the level of use required by Larscom's business prior to the Effective Date. In no event shall Larscom be entitled to any new service of AJI without the prior written consent of AJI, which consent may be withheld by AJI for any or no reason in its sole and absolute discretion. In no event shall Larscom be entitled to increase its use of any of the Support Services above the level of use specified in this Agreement without the prior written consent of AJI (which consent shall not be unreasonably withheld, taking into consideration the availability of AJI personnel and Larscom's needs).


          (c) AJI shall not be required to provide Larscom Support Services other than those defined and described in this Agreement, special studies, support of new systems design and implementations, training, or the like, or the advantage of systems, equipment, facilities, training or improvements procured, obtained or made after the Effective Date by AJI unless, upon request by Larscom, AJI elects to provide such service.

          (d) In addition to being subject to the terms and conditions of this Agreement for the provision of the Support Services, Larscom agrees that the Support Services provided by third parties shall be subject to the terms and conditions of any agreements between AJI and such third parties; provided, however, that at Larscom's request, AJI will permit Larscom an opportunity to review any such third party agreements to the extent that AJI is permitted to do so without a breach of its confidentiality obligations to such third parties.

          (e) With respect to any Support Service involving an AJI employee benefit plan, AJI and Larscom agree that, in the event of a conflict between the terms of this Agreement and the relevant plan document, the latter shall prevail.

          1.04 LIMITATION OF LIABILITY AND WARRANTY. (a) In the absence of gross negligence or reckless or willful misconduct on AJI's part, and whether or not it is negligent, AJI shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Support Services to Larscom.

          In no event shall AJI be liable for any damages caused by Larscom's failure to perform Larscom's responsibilities hereunder. Except as set forth in Paragraph 5.01, AJI will not be liable to Larscom for (i) any act or omission of any other entity (other than due to a default by AJI in any agreement between AJI and such other entity furnishing any Support Service), or (ii) lost, altered or destroyed data in providing any Support Service or (iii) for any interruption of any Support Services relating to computer or telecommunications services. Notwithstanding anything to the contrary herein, in the event AJI commits an error with respect to or incorrectly performs or fails to perform any Support Service, at Larscom's request, AJI shall use the same level of performance as set forth in Section
1.03 hereof, to correct such error, or re-perform or perform such Support Service; provided, that AJI shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Support Service in question. If Larscom suffers any loss or damage arising out of this Agreement which was caused by the gross negligence or reckless or willful misconduct of AJI, AJI's sole liability to Larscom shall be to properly and timely perform the Support Service(s) in question at no additional cost to Larscom and to pay Larscom for any and all losses or damages suffered by Larscom.

          (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT,

INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OF OR THE FAILURE TO PROVIDE THE SUPPORT SERVICES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          1.05 NO OBLIGATION TO CONTINUE TO USE SERVICES. Larscom shall have no obligation to continue to use any or all of the Support Services or any subset thereof, that AJI is providing to Larscom by giving AJI at least forty-five (45) days advance written notice of its desire to eliminate any or all Support Services; provided, that Larscom may not discontinue use of any Support Service relating to an AJI employee benefit plan unless the AJI Board of Directors has agreed to such discontinuation.

          1.06 AJI ACCESS. To the extent reasonably required for AJI personnel to perform the Support Services, Larscom shall provide AJI personnel with reasonable access to its employees, books and records, equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

                                   ARTICLE 2.
                                  COMPENSATION

          2.01 CONSIDERATION AJI. (a) As consideration for the Support Services, Larscom shall pay to AJI the price specified for each Support Service as set forth in Exhibit A. If Larscom uses some, but not all, subsets of a Support Service, the price for such Support Service shall be reduced in proportion to the reduction of Larscom's usage of such Support Service. On the first anniversary of the Effective Date, as hereinafter defined, such prices shall increase three percent (3%). Consideration for any higher level of, or new, Support Service which AJI consents to provide pursuant to Paragraph 1.03(b) or (c) shall be mutually agreed by Larscom and AJI.

          (b) In addition to the payment described in subparagraph (a) above, Larscom shall reimburse to AJI an amount equal to the sum of (i) all of the out-of-pocket payments, if any, incurred by AJI to obtain consents from such third parties to permit AJI to provide any Support Service to Larscom hereunder, plus
(ii) any out-of-pocket payment by AJI on behalf of Larscom.

          2.02 TAXES. Any taxes (other than income taxes) assessed on the provision of the Support Services shall be paid by Larscom.

          2.03 INVOICES. Unless otherwise provided in Exhibit A, AJI will submit to Larscom monthly invoices describing (a) all Support Services provided to Larscom, and (b) those out-of-pocket payments described in Paragraph 2.01(b) incurred during such month. Such monthly invoices will usually be issued by the fifteenth day of the month following the month in which services are provided. Each invoice shall include a summary list of the previously agreed upon Support Service for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total of this list and supporting detail will equal the invoice total, and will be provided with the invoice. All invoices shall be sent to Larscom at the following address or to such other address as Larscom shall have specified by notice in writing to Larscom:

               Larscom Incorporated
               4600 Patrick Henry Drive
               Santa Clara, California  95054
               Attention:  Vice President, Finance

          2.04 PAYMENT OF INVOICES. (a) Payment of all invoices submitted shall be made, at AJI's discretion, by check payable to AJI or by electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, except if Larscom gives notice to AJI that is has a reasonable basis for a dispute regarding a fee charged or service provided hereunder, within thirty (30) days of the invoice date. All payments shall be made to the account set forth in written instructions by AJI from time to time.

          (b) Upon receipt of a notice of a dispute as provided in paragraph 2.04(a), the Parties shall use reasonable efforts to resolve such dispute. So long as both Parties are negotiating the dispute in good faith, this Agreement will continue in full force and effect but either Party may terminate the service affected in the event the other Party ceases negotiating the dispute in good faith. Otherwise, if any payment is not paid when due, AJI shall have the right, without any liability to Larscom, or anyone claiming by or through Larscom, upon ten (10) days written notice to cease providing the Support Service(s) for which payment has not been made, which right may be exercised by AJI in its sole and absolute discretion, until it receives such payment; provided, that this right shall not affect AJI's ability to terminate this Agreement as hereinafter set forth; and provided further, that with respect to a Support Service involving an AJI employee benefit plan, this right shall be subject to the terms of the plan document. Further, any payment that is not paid when due shall be subject to interest at the rate of fifteen percent (15%) per annum unless waived in writing by an officer of AJI. The foregoing remedies of AJI shall be in addition to, and not in lieu of, any and all remedies available at equity and in law.

                                   ARTICLE 3.
                                 CONFIDENTIALITY

          3.01 (i)OBLIGATION. (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, (i) any confidential information received by it from the other Party during the provision of the Support Services, including, without limitation, information which is not related to the Support Services; provided such information is marked confidential, or if provided orally, such information is reduced to writing and marked as confidential within thirty (30) days of disclosure; and (ii) the specific terms, conditions and information contained in this Agreement and any attachment hereto.

          (b) Each party agrees that it shall use the confidential information received by it from the other Party only in connection with the provision or receipt of the Support Services, and for no other purpose whatsoever.

          (c) For the purposes of this Agreement, confidential information shall not include information:

          (i) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party;

          (ii) which is or becomes available to the receiving Party from a source other than the disclosing Party, which source has, to the knowledge of the receiving Party, no obligation of confidentiality to the disclosing Party in respect thereof;

          (iii) which is required to be disclosed by law or governmental order;

          (iv) the disclosure of which is mutually agreed to by the Parties;

          (v) which has been independently developed by the other Party without reference to the confidential information; or

          (vi) which was known to the receiving Party prior to receipt of the confidential information, as shown by its prior written records (which for AJI were not records of Larscom's business prior to the date hereof).

          3.02 EFFECTIVENESS. The foregoing obligations of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of five (5) years after the termination or expiration of this Agreement.

          3.03 CARE AND INADVERTENT DISCLOSURE. With respect to any confidential information, each Party agrees as follows:

          (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

          (b) upon the discovery of any disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further disclosure or unauthorized use, and, subject to the provisions of Paragraph 1.04, such other Party shall be entitled to pursue any other remedy which may be available to it.


                                   ARTICLE 4.
                              TERM AND TERMINATION

          4.01 TERM. This Agreement shall become effective on the Closing Date of the initial public offering of the Class A Common Stock of Larscom ("Effective Date") and shall remain in force until the earliest occurrence of the following events: (a) a date twenty-four (24) months after the Closing Date (the "Time Period") or (b) until AJI's voting control of Larscom falls below fifty (50%); PROVIDED, HOWEVER, that if such reduction of AJI's voting control results from AJI's sale, transfer or other disposition of Class B Common Stock held by AJI, then this Agreement shall remain in full force and effect for the 90 day period immediately following the occurrence of such event or (c) all of the Support Services are eliminated by Larscom in accordance with Paragraph 1.05 above, at which time this Agreement shall automatically terminate upon the payment of all amounts then due or (d) this Agreement is earlier terminated under Paragraph 4.03 or 6.11 hereof.

          4.02 EXTENSION. In the event that this Agreement is not terminated pursuant to clauses (b), (c) and (d) of the first sentence of Paragraph 4.01, Larscom may extend the Time Period for an additional twelve (12) months by giving AJI at least forty-five (45) days prior written notice prior to the end of the Time Period.

          4.03 DEFAULTS. (a) If either Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than as described in subparagraph (b) below), the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within forty-five (45) days of such written notice. If any failure or default so specified is not cured within such forty-five (45) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

          (b) Either Party may immediately terminate this Agreement by a written notice to the other without any prior notice upon the occurrence of any of the following events:

          (i) the other Party enters into proceedings in bankruptcy or insolvency;

          (ii) the other Party shall make an assignment for benefit of creditors;

          (iii) a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors (or similar law in purpose or effect); or

          (iv) the other Party enters into liquidation or dissolution proceedings.


          4.04 LARSCOM'S ADMINISTRATIVE AND SUPPORT SERVICES. (a) Larscom acknowledges that AJI is providing the Support Services as an accommodation to Larscom to allow Larscom a transitional period of time to obtain its own administrative and support services. During the term of this Agreement, Larscom agrees that it shall take all steps necessary to obtain its own administrative and support services prior to the expiration of the Time Period.

          (b) Larscom specifically agrees and acknowledges that AJI's obligations to provide the Support Services shall immediately cease upon the termination of this Agreement, unless extended in accordance with Section 4.02. Upon the cessation of AJI's obligation to provide any Support Service,

Larscom shall immediately cease using, directly or indirectly, such Support Service (including, without limitation, any and all AJI software or third party software provided through AJI, telecommunications services or equipment, or computer systems or equipment).

          (c) AJI SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL SUPPORT, INCIDENTAL OR PUNITIVE DAMAGES) TO LARSCOM, OR TO ANYONE CLAIMING BY OR THROUGH LARSCOM, FOR AJI'S CEASING TO PROVIDE ANY SUPPORT SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) FOR SUCH SUPPORT SERVICE OR THE TERMINATION OF THIS AGREEMENT. LARSCOM SHALL HOLD AJI HARMLESS AND WAIVES ANY AND ALL RIGHTS, AT LAW OR IN EQUITY, THAT IT MAY HAVE TO BRING ANY SUIT, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, OR TO ANY CLAIMS, DAMAGES, LOSSES, COSTS (INCLUDING ATTORNEY FEES), ACTIONS, OR LIABILITY AGAINST AJI OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ASSIGNEES, SUBSIDIARIES OR AFFILIATES ARISING OUT OF AJI'S CEASING TO PROVIDE ANY SUPPORT SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

          4.05 SURVIVAL OF CERTAIN OBLIGATIONS. The following obligations shall survive the termination of this Agreement: (a) the obligations of each Party under Articles 1.03(e), 3, 4 and 5, and (b) AJI's right to receive the compensation for the Support Services provided, and reimbursement of the payments described in Paragraph 2.01 above incurred, prior to the effective date of termination.

                                   ARTICLE 5.
                                   INDEMNITIES

          5.01 INDEMNITY BY AJI. Subject to the limitations set forth in Paragraph 1.04 above, AJI shall indemnify, defend and hold Larscom harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any actual injury, loss or damages of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to the provision of or failure to provide the Support Services, if and only if such amounts are a direct result of the gross negligence or reckless or willful misconduct of the personnel of AJI or its affiliates and/or any third parties utilized by AJI to provide the Support Services to Larscom.

          5.02 INDEMNITY BY LARSCOM. Larscom shall indemnify, defend and hold AJI harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to receiving or using the Support Services, if and only if such amounts are the direct result of the gross negligence or reckless or willful misconduct of the personnel of Larscom and/or any contract personnel or third parties whom Larscom has assigned to assist AJI in providing the Support Services to Larscom.

          5.03 TERM OF INDEMNITY. The indemnities contained in this Article shall survive for a period of five (5) years after the termination of this Agreement.


                                   ARTICLE 6.
                                  MISCELLANEOUS

          6.01 AMENDMENTS. This Agreement shall not be amended or modified except in a writing signed by the Parties.

          6.02 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

No Party shall assign this Agreement or any rights herein without the prior written consent of the other Party, which consent may not be unreasonably withheld.

          6.03 MERGER. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Support Services are merged into this Agreement, including Exhibit A attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement, or Exhibit A.

          6.04 NOTICES. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subparagraph (c) below; or (b) on the next business day after delivery to a nationally recognized express delivery service with instructions and payment for overnight delivery; or (c) on the third day after deposited in any depository regularly maintained by the United States Postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following address or to such other address as the Party to be notified shall have specified to the other Party in accordance with this paragraph:

     If to AJI:

          Axel Johnson Inc.
          300 Atlantic Street
          Stamford, Connecticut  06901-3552
          Attention:  Senior Vice President
                      and Chief Financial Officer
          Facsimile:  (203) 326-5282

     If to Larscom:

          Larscom Incorporated
          4600 Patrick Henry Drive
          Santa Clara, California  95054
          Attention:  Vice President Finance
          Facsimile:  (408) 986-8336

          6.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          6.06 HEADINGS. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Paragraphs in which they appear or to which they relate.

          6.07 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid or unenforceable for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement or on the validity or enforceability of the offending portion in any other situation or in any other jurisdiction.

          6.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          6.09 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the Parities and their respective subsidiaries and affiliates, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

          6.10 RESERVATION OF RIGHTS. Either Party's waiver of any of its remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature.

          6.11 FORCE MAJEURE. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such Party shall promptly resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, either Party may immediately terminate this Agreement by providing written notice to the other Party.

          6.12 RELATIONSHIP OF THE PARTIES. It is expressly understood and agreed that in rendering the Support Services hereunder, AJI is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Except as set forth herein, neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions by either Party at the express written request and direction of the other Party).

          6.13 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION. EACH PARTY HEREBY (a) WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY MATTER OR RIGHT ARISING UNDER THIS AGREEMENT OR RELATING TO THE SUPPORT SERVICES, (b) CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUPPORT SERVICES SHALL BE LITIGATED IN ANY SUCH COURT, AND (c) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDINGS IN ANY SUCH COURT.

          IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Agreement to be executed the day and year first above written.

                              AXEL JOHNSON INC.


                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:


                              LARSCOM INCORPORATED


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                                                                   Exhibit A-(1)

                                SERVICE AGREEMENT

                                   TAX SUPPORT

DESCRIPTION OF SERVICE:

     1. TAX COMPLIANCE. Manage and coordinate the preparation of Larscom's income and franchise tax including:

     * Separate company Federal Form 1120 and all accompanying forms and schedules.
     *    14 state income and franchise tax returns.
     * Maintenance and utilization of tax compliance software to facilitate preparation of company tax returns.

     2. TAX ACCOUNTING. Determine tax accounts and footnotes for financial statement purposes including:

     * Computation of federal state and current and deferred tax provisions and tax reserves.
     *    Preparation of financial statement footnotes.
     *    Presentation of above to outside auditors for review and sign off.

     3. TAX AUDITS. Manage and coordinate all federal and state income and franchise tax audits with regard to:

     *    Strategy, issues, exposure, presentation, documentation.
     *    Written responses, protests, appeals.
     *    State questionnaires.

Advise, as needed, on sales and use tax audits as well as other miscellaneous tax audits. Represent Larscom before federal, state and local tax authorities.

     5. TAX RESEARCH AND PLANNING. Identify tax planning opportunities, research tax issues and implement strategies with regard to:

     *    Tax credits, restructuring, state nexus, etc.
     *    Tax legislation/rulings.


PRICE OF SERVICE:  $95,000 per annum

                                                                   Exhibit A-(2)


                                SERVICE AGREEMENT

                               ACCOUNTING SUPPORT


DESCRIPTION OF SERVICE:

     1. Review monthly, quarterly and annual financial results for proper classification and recording of transactions.

     2. Assist Larscom in satisfying financial reporting requirements of a public company.

     3. Provide analyses and/or evaluations of material transactions, including without limitation acquisitions, divestitures and capital appropriations.

     4.   Obtain car rental contract on favorable terms.


PRICE OF SERVICE:  $60,000 per annum

                                                                   Exhibit A-(3)


                                SERVICE AGREEMENT

                             INTERNAL AUDIT SUPPORT


DESCRIPTION OF SERVICE:

     1. Planning and performing operational audits of Larscom consisting of rotation audit cycles focused on revenues, expenditures or production.

     2. Preparation of audit reports, including recommendations, for presentation to the managements of Larscom and Axel Johnson Inc., the Audit Committees of the Boards of Directors of Larscom and AJI, and outside auditors.

     3. Provide assistance with respect to due diligence for mergers, acquisitions and divestitures.


PRICE OF SERVICE:  $52,000 per annum.

                                                                   Exhibit A-(4)


                                SERVICE AGREEMENT

                                TREASURY SERVICES


DESCRIPTION OF SERVICE:

     1. FINANCING. Study and recommend capital structure; identify and evaluate alternative financing vehicles; identify and evaluate vendors from whom to obtain financing; negotiate financing contracts; administer financing contracts; negotiate amendments, etc. as needed; consult on various financing issues.

     2. CASH MANAGEMENT. Design and implement cash management system; concentrate all collected cash and fund disbursements daily; consult on cash management matters.

     3.   INSURANCE.  Define risks to be insured; obtain insurance coverages.

     4. CREDIT AND COLLECTION MANAGEMENT. Advise on proper procedure; monitor compliance with corporate policy. Purchase and administer Dun and Bradstreet contract of credit information.

     5.   COMPANY CARS.  Negotiate company car leases.

     6.   GENERAL.  Advise on various matters, such as foreign exchange.


PRICE OF SERVICE:  $105,000 per annum

                                                                   Exhibit A-(5)

                                SERVICE AGREEMENT

                            HUMAN RESOURCES SERVICES


DESCRIPTION OF SERVICE:

     1. Management of Qualified Plans - Retirement (RP) and Thrift (TP) and Health & Welfare Plans (H&W) - Medical, Dental, Vision, Flex, Life and Long-Term Disability, including:

     *    Process and correspond with retirees and deferred vesteds (RP).
     *    Process new entrants, loans, withdrawals, terminations (TP).
     *    Process monthly contribution and loan data (TP).
     *    Assist in data collection (RP).
     *    Determine FAS 87 cost and contribution requirement (RP).
     *    Perform non-discrimination testing (TP).
     *    Develop investment education programs for employees (TP).
     * With Administrative Committee, review Plan fund choices, asset performance and allocation (RP/TP).
     *    Assist with open enrollment (H&W).
     *    Process monthly contributions and confirm enrollment with carriers
          (H&W).
     *    Determine annual premium payments (H&W).
     * Provide ongoing analysis of claims experience and health care reserves (H&W).
     *    Review and update contract with administrators (H&W).
     *    Prepare information for financials and Summary Annual Reports.
     *    File forms with government - 5500, PBGC and related forms.
     * Prepare and update Plan text and file for determination letter as necessary.
     *    Interpret Plan provisions, resolve problems.
     * Prepare Summary Plan Descriptions and develop communications as necessary.
     *    Interface with consultants, legal counsel, trustees, etc.
     * Provide forms, programs, processes and direction for local benefit advising.
     *    Design plan as necessary to meet Company and employee needs.

     2.   Surveys


     * Develop and implement employees survey as appropriate, generally on a biannual basis consistent with rest of AJI.
     * Provide recommendations and analysis of result in context of entire Company and databank.

     3.   Compensation

     * Provide consulting/staff support as requested in areas of executive and telecommunications salary and incentive programs.
     *    Provide guidelines for annual merit budget.

     4.   Training and Development

     * Development of AJI executive education programs for executives at which selected executives may participate.
     *    Provide lending library of training tapes of training materials.
     * Organize AJI HR conference as appropriate for all AJI companies, including Larscom.

     5.   HRIS

     *    Provide and maintain First Resource system.

     6.   Employee Relations

     *    Develop HR policy for all AJI, including Larscom.
     *    Troubleshoot and consult in all human resources areas.


PRICE OF SERVICE:  $205,000 per annum

NOTE: Currently, Larscom will continue to participate in and be covered by AJI's benefit and pension plans as appropriate. Larscom agrees to reimburse AJI for the cost of the benefits received by Larscom's employees.

                                                                   Exhibit A-(7)


                                SERVICE AGREEMENT

                                 LEGAL SERVICES


DESCRIPTION OF SERVICE:

     1. Provide legal counsel with respect to the full range of commercial legal matters, including without limitation contract drafting, negotiation and interpretation; employment law; environmental law; Uniform Commercial Code; antitrust; mergers and acquisitions; and claims and dispute resolution.

     2.   Perform corporate recordkeeping and support.

     3. Retain and manage outside counsel with expertise in litigation intellectual property, securities law and environmental law.


PRICE OF SERVICE:  $105,000 per annum